                                                                      EXHIBIT 12



           NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES



          Statement Showing Computation of Ratio of Earnings to Fixed
          Charges, Ratio of Earnings to Fixed Charges without AFC and
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                   for the Twelve Months Ended March 31, 1998



                           (IN THOUSANDS OF DOLLARS)



                                                                                                             PRO FORMA
                                                                                                            -----------

A.         Net Income........................................................................     100,676       (27,924)

B.         Taxes Based on Income or Profits..................................................     110,687        41,387
                                                                                               -----------  -----------

C.         Earnings, Before Income Taxes.....................................................     211,363        13,463

D.         Fixed Charges (a).................................................................     304,670       538,170
                                                                                               -----------  -----------

E.         Earnings Before Income Taxes and Fixed Charges....................................     516,033       551,633

F.         Allowance for Funds Used During Construction (AFC)................................      12,844        12,844
                                                                                               -----------  -----------

G.         Earnings Before Income Taxes and Fixed Charges
            without AFC......................................................................     503,189       564,477
                                                                                               -----------  -----------
                                                                                               -----------  -----------

H.         Preferred Dividend Requirements...................................................      37,221        37,221
                                                                                               -----------  -----------

I.         Ratio of Pre-tax Income to Net Income (C/A).......................................        2.10      Negative
                                                                                               -----------  -----------

J.         Preferred Dividend Factor.........................................................      78,164        37,221

K.         Fixed Charges and Preferred Dividends Combined....................................     304,670       538,170
                                                                                               -----------  -----------

L.         Ratio of Earnings to Fixed Charges (E/D)..........................................     382,834       575,391
                                                                                               -----------  -----------
                                                                                               -----------  -----------

M.         Ratio of Earnings to Fixed Charges (E/D)..........................................        1.69          1.03
                                                                                               -----------  -----------
                                                                                               -----------  -----------

O.         Ratio of Earnings to Fixed Charges and
            Preferred Dividends Combined (E/L)...............................................        1.35           .96
                                                                                               -----------  -----------
                                                                                               -----------  -----------



(a) Includes a portion of rentals deemed representative of the interest factor ($26,345).

                                                                      EXHIBIT 12



           NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES



          Statement Showing Computation of Ratio of Earnings to Fixed
          Charges, Ratio of Earnings to Fixed Charges without AFC and
        Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                   for the Three Months Ended March 31, 1998



                           (IN THOUSANDS OF DOLLARS)



                                                                                                             PRO FORMA
                                                                                                            -----------

A.         Net Income (loss).................................................................      20,363       (11,787)

B.         Taxes Based on Income or Profits..................................................      52,569        35,244
                                                                                               -----------  -----------

C.         Earnings, Before Income Taxes.....................................................      72,932        23,457

D.         Fixed Charges (a).................................................................      69,015       127,390
                                                                                               -----------  -----------

E.         Earnings Before Income Taxes and Fixed Charges....................................     141,947       150,847

F.         Allowance for Funds Used During Construction (AFC)................................       5,767         5,767
                                                                                               -----------  -----------

G.         Earnings Before Income Taxes and Fixed Charges
            without AFC......................................................................     147,714       156,614
                                                                                               -----------  -----------
                                                                                               -----------  -----------

H.         Preferred Dividend Requirements...................................................   $   9,223   $     9,223
                                                                                               -----------  -----------

I.         Ratio of Pre-tax Income to Net Income (C/A).......................................        3.58      Negative
                                                                                               -----------  -----------

J.         Preferred Dividend Factor (H x I).................................................      33,018         9,223

K.         Fixed Charges as Above (D)........................................................      69,015       127,390
                                                                                               -----------  -----------

L.         Fixed Charges and Preferred Dividends Combined....................................     102,033   $   136,613
                                                                                               -----------  -----------
                                                                                               -----------  -----------

M.         Ratio of Earnings to Fixed Charges (E/D)..........................................        2.06          1.18
                                                                                               -----------  -----------
                                                                                               -----------  -----------

O.         Ratio of Earnings to Fixed Charges and
            Preferred Dividends Combined (E/L)...............................................        1.39          1.10
                                                                                               -----------  -----------
                                                                                               -----------  -----------



(a) Includes a portion of rentals deemed representative of the interest factor ($26,345/4).